SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            _________________________

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                September 7, 2004
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                                 Date of Report
                        (Date of earliest event reported)

                               ZYMOGENETICS, INC.
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               (Exact Name of Registrant as Specified in Charter)

             Washington                   000-33489               91-1144498
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    (State or Other Jurisdiction    (Commission File No.)        (IRS Employer
         of Incorporation)                                  Identification No.)

            1201 Eastlake Avenue East, Seattle, Washington 98102-3702
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          (Address of Principal Executive Offices, including Zip Code)

                                 (206) 442-6600
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into Material Definitive Agreement.

     On September 7, 2004, ZymoGenetics, Inc. issued a press release announcing it entered into a master agreement with Serono S.A. and Serono B.V. (together, "Serono"), dated September 7, 2004 (the "Master Agreement") providing for a strategic research, development and commercialization alliance with Serono. The terms of the Master Agreement and related agreements are subject to review by the United States Federal Trade Commission and Department of Justice, under the provisions of the Clayton Act, 15 U.S.C. ss. 18a, as added by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In August 2001, ZymoGenetics entered into a collaborative development and marketing agreement with Ares Trading S.A., a wholly owned subsidiary of Serono S.A., focused on two preclinical product candidates, designated TACI and BCMA, that are involved in the regulation of the human immune system. During the term of the agreement, ZymoGenetics and Serono will work together exclusively to develop biopharmaceutical products based on the two receptors for the treatment of autoimmune diseases. Together with Serono, ZymoGenetics completed a Phase 1 clinical trial of TACI-Ig in healthy volunteers in early 2004. The companies are currently conducting ongoing Phase 1 clinical trials of TACI-Ig in systemic lupus erythematosus and rheumatoid arthritis patients.

Item 3.02.        Unregistered Sales of Equity Securities.

     Pursuant to the Master Agreement, at the closing of the transaction ZymoGenetics will issue and sell to Serono 3,176,620 shares of ZymoGenetics common stock at a price per share of $15.74, for an aggregate purchase price of approximately $50 million. The actual purchase price per share and number of shares to be issued are subject to certain market-based adjustments. The shares that Serono will purchase will be exempt from registration pursuant to Rule 506 of the Securities Act because Serono is an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act. For purposes of the exemption, ZymoGenetics will rely on Serono's representations and warranties made pursuant an agreement executed in connection with the closing that Serono is an "accredited investor."

Item 9.01.        Financial Statements and Exhibits.

         (c)      99.1     Press Release issued September 7, 2004.


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                                    SIGNATURE


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ZYMOGENETICS, INC.



Dated:  September 10, 2004               By    /s/ James A. Johnson
                                               ---------------------------------
                                               James A. Johnson
                                               Chief Financial Officer


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                                  Exhibit Index

         99.1     Press Release issued September 7, 2004.

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